INTERNATIONAL PRODUCTION AND DISTRIBUTION AGREEMENT

Between the Undersigned:

         DIALPACK GmbH, with

         office at Germany, 87600 Kaufbeuren, Bergstrasse 2

         hereinafter referred to as "DIALPACK"

         and

         LOOK MODELS INTERNATIONAL, INC.
         with corporate offices at Passauer Platz 1, 1010 Wien, Austria hereinafter referred to as "DISTRIBUTOR"


WHEREAS;

1. DIALPACK represents that it owns the patent and has the ability to license the exclusive worldwide rights for o a patented dispenser which helps the consumer to self-adjust the sun protection factor,

o    the brand VARIOSUN.

     This product line includes on this present date PRODUCTS laid down in attachment I of this agreement.

2. DIALPACK is a company legally established in 2001 under the laws of Germany and holds the mandatory government permits. 3. DISTRIBUTOR is a company legally established in 2000 under the laws of the state of Delaware in the country of the United States of America.

4. DISTRIBUTOR wishes to obtain the various exclusive and non-exclusive rights to distribute and market the products herein concerned.

THE FOLLOWING IS AGREED:

Definitions:

1.1  PRODUCT: the products as in attachment I.

1.2 INFORMATION: any scientific technical marketing & sales information in the possession of DIALPACK and needed by DISTRIBUTOR for the promotion and sale of the PRODUCT.

1.3  AFFILIATED  COMPANY:  any  organisation   controlled  (direct  or  indirect
     ownership of more than 50%) by DIALPACK or DISTRIBUTOR.

1.4 EXCLUSIVE: only DISTRIBUTOR has the right to promote, sell or distribute the PRODUCT.

1.5 MODEL-TYPE LABELS: any and all non-exclusive clients that sell brand or tradename products that use the name model, connote, or refer to models, including but not limited to the Sea Change Group, New York.

1.6 NON-EXCLUSIVE COUNTRIES: North America, South America, the Caribbean, the Pacific Rim, Australia, Middle East and Africa.

1.7 TERRITORIES: those countries listed in Attachment II hereto. The parties contemplate the following rights: worldwide exclusive rights for Catwalk/Look and MODEL-TYPE LABELS, the exclusive distribution rights in all the TERRITORIES (attachment II), and non-exclusive rights for non MODEL-TYPE LABELS in NON-EXCLUSIVE COUNTRIES .

2    Assignments and Exclusivity:

2.1 DIALPACK represents that the mutual agreements contained herein are is subject to the following conditions :

o    reliability of its the dispensing  system,

o as to sun creams, reliability of its SPF-factors, if contents are ordered from DIALPACK (proven and confirmed by tests of assigned Institutes).

2.2 DIALPACK grants the DISTRIBUTOR and the DISTRIBUTOR accepts from DIALPACK, under the terms and conditions as stated in this Agreement the following rights:

o the exclusive right to promote and distribute the PRODUCT in the TERRITORIES. In the event a company within a TERRITORY contacts DIALPACK to purchase or to gain rights to PRODUCTS, DIALPACK shall refer the client to DISTRIBUTOR and DISTRIBUTOR shall act as DIALPACK'S representative in the transaction, subject to the terms of this Agreement.

o the world-wide exclusive right to promote and distribute the PRODUCT under the Catwalk, Look and other model-type labels. Any company seeking to purchase or to gain rights to its DIALPACK products under the name Catwalk, Look and other MODEL-TYPE LABELS, including but not limited to products distributed in the NON-EXCLUSIVE COUNTRIES, shall deal with DISTRIBUTOR as its exclusive distributor. In the event a company, which sells products under a MODEL-TYPE LABEL, contacts DIALPACK to purchase or gain rights to its PRODUCTS, DISTRIBUTOR shall act as DIALPACK'S exclusive representative in the transaction, subject to the terms of this transaction.

o The non-exlusive right to promote and distribute PRODUCTS not using catwalk/look or a MODEL-TYPE LABELS in the United States of America;

o the right to receive and utilize any information needed for the promotion of the PRODUCT according to the current legislation.

     The DISTRIBUTOR is not be allowed to promote, sell or distribute the product (except under the catwalk/look/model-type labels or in the non-exclusive countries) actively outside the TERRITORY, except for promotions, sales and distributions for which DIALPACK has given its written approval..

3    Exchange of information, obligation to cooperate and suggested adjustments

3.1 DIALPACK will provide DISTRIBUTOR with all the information the Distributor deems is needed for the promotion and the sale of the product.

3.2 DIALPACK and DISTRIBUTOR will notify each other promptly of any abnormal or unexpected reactions caused by the product or any incident concerning the quality of the product.

3.3 DISTRIBUTOR can suggest changes or adjustments to be made by DIALPACK to the product, whenever commercial surveys or legislation would require such changes or adjustments. DIALPACK commits itself to make these changes or adjustments.

4    Confidentiality:

4.1 The DISTRIBUTOR, except as may otherwise be mutually agreed upon in writing during the period of this agreement, and for a period of three (3) years from the date of the termination of this Agreement, shall not, without prior written consent of DIALPACK:

     (a) hold trade secrets and proprietary information not in the public domain (the "information") in confidence, exercising a degree of care not less than the care used by the DISTRIBUTOR to protect its own proprietary or confidential information that it does not wish to disclose, which in no event shall be less than reasonable care,

     (b) restrict disclosure of the information solely to those directors, officers, employees and/or agents/consultants with a need to know and not disclose it to any other person and then only upon written approval of DIALPACK,

     (c) advise those persons to whom the information was disclosed of their obligations assumed herein, and

     (d) use the information only for the purpose of the performance of this agreement.

4.2 The obligations of the DISTRIBUTOR shall not apply to any information:

     (a) which was independently developed by the DISTRIBUTOR or lawfully received free of restrictions from another source having the right so to furnish such information; or

     (b) after it has become generally available to the public without breach of this agreement by the DISTRIBUTOR; or

     (c) which at the time of disclosure to the DISTRIBUTOR was known to the DISTRIBUTOR free of restrictions as evidenced by documentation in the DISTRIBUTOR<180>s possession, or

     (d) which is disclosed pursuant to the requirement of a governmental agency or any law requiring thereof, provided that the DISTRIBUTOR provides DIALPACK with prior written notice of any such disclosure within a reasonable time so as to allow DIALPACK to take measures to prevent the disclosure of said information.

4.3 DIALPACK, except as may otherwise be mutually agreed upon in writing during the period of this agreement, and for a period of three (3) years from the date of the termination of this Agreement, shall, without prior written consent of the DISTRIBUTOR:

     (a)  hold  trade  secrets,   accounts,   client  records  and   proprietary
          information not in the public domain (the "information") in confidence, exercising a degree of care not less than the care used by DIALPACK to protect its own proprietary or confidential information that it does not wish to disclose, which in no event shall be less than reasonable care,

     (b) restrict disclosure of the information solely to those directors, officers, employees and/or agents/consultants with a need to know and not disclose it to any other person and then only upon written approval of the DISTRIBUTOR,

     (c) advise those persons to whom the information was disclosed of their obligations assumed herein, and

     (d) use the information only for the purpose of the performance of this agreement.

4.4  The obligations of DIALPACK shall not apply to any information:

     (a) which was independently developed by DIALPACK or lawfully received free of restrictions from another source having the right so to furnish such information; or

     (b) after it has become generally available to the public without breach of this agreement by DIALPACK; or

     (c) which at the time of disclosure to DIALPACK was known to the DISTRIBUTOR free of restrictions as evidenced by documentation in DIALPACK's possession, or

     (d) which is disclosed pursuant to the requirement of a governmental agency or any law requiring thereof, provided that DIALPACK provides the DISTRIBUTOR with prior written notice of any such disclosure within a reasonable time so as to allow the DISTRIBUTOR to take measures to prevent the disclosure of said information.

5    Launching, promotion and minimum purchase

5.1 DISTRIBUTOR shall at all times promote and distribute the product in accordance to the regulations of the applicable health authorisation and shall endeavour that the promotion and distribution will be in compliance with the legislation at all times.

5.2 DISTRIBUTOR will be responsible for the marketing of the product within the territory. All expenses in relation to such marketing of the product in the territory will be at the cost of DISTRIBUTOR.

5.3  DIALPACK will deliver the product "ex works".

5.4 Costs of new development and new tools for adapted and for new products will be discussed in good faith and on a most-favoured nation basis.

5.5 DISTRIBUTOR will do the reasonably necessary work to market the sale of the product in the territory.

5.6 The Parties will exchange that information on a monthly basis necessary to indicate (i) their compliance with this Agreement, including but not limited to provisions regarding the exclusive and territorial nature of the rights granted hereunder and (ii) the DISTRIBUTOR'S good faith endeavors to promote and distribute the PRODUCT

5.7 Forecasts shall be given to DIALPACK as soon as possible, but at least two months prior to the start of each contract year.

5.8 The Parties agree that the DISTRIBUTOR shall be given most-favoured nation pricing meaning that DIALPACK shall charge DISTRIBUTOR at or below the lowest prices it charges to its other distributors.

6    Supply:

6.1 DIALPACK holds all mandatory government permits for the production of this product.

6.2 The product will be manufactured by DIALPACK or by a company designated by DIALPACK for that purpose. Both, DIALPACK and the designated company will meet the standards of current legislation concerning the manufacturing and the distribution of the product.

7    Terms of supply

7.1 DISTRIBUTOR will make good faith efforts to ensure that the product is supplied to the end user on an "ex works Germany "INCOTERMS 1990" basis.

7.2 DISTRIBUTOR shall notify DIALPACK of all payment arrangements it negotiates with customers and shall forward DIALPACK copies of any and all contracts, letter of credit or guarantees. Upon receipt of any funds from end-users DISTRIBUTOR will promptly pay DIALPACK its pro-rata portion thereof until full payment has been made.

7.3 DIALPACK will use its reasonable best efforts to deliver the products within the reasonable quantities at the time specified in the DISTRIBUTOR'S purchase order. Delivery will take place no later than the attached list of lead times (Add.III) after purchase order has been received and the specification of labels and text has been approved by DISTRIBUTOR but will use best efforts to deliver sooner if possible.

7.4 DISTRIBUTOR will use reasonable efforts to promptly check delivered products for faults and completeness and will notify DIALPACK of any noticeable defect if discovered. Claims for guarantees are only possible within 6 month after delivery.

7.5  DISTRIBUTOR  acknowledges  that  DIALPACK  will print the brand  "DIALPACK"
     Web-address and the Patent Number on the back-side label of PRODUCT in a typesize no larger than is legally necessary to maintain DIALPACK'S intellectual property rights in the PRODUCT.

7.6 Prices for 2001/2002 are binding prices from DIALPACK to DISTRIBUTOR, depending on minimums.

7.7  Dialjpack  will  start  with   production  of  ordered  goods  as  soon  as
     DISTRIBUTOR guarantees payment by document or cash in advance.

8    CATWALK MARKETING RIGHTS:

8.1 In consideration of entering this Agreement, DIALPACK grants distributor the worldwide rights to distribute the PRODUCTS under the Catwalk/Look and MODEL-TYPE LABEL. This right shall survive the termination of this agreement.

8.2 Line extension: DIALPACK shall take responsibility for the manufacturing and development of the products' future line extensions and will inform DISTRIBUTOR of such developments by registered letter. DIALPACK grants the DISTRIBUTOR exclusive rights to all line extensions and improvements to the PRODUCT and the first right to distribute the new products not related to or derived from the PRODUCTS (the "new product") as mentioned in 2.2. DISTRIBUTOR will inform DIALPACK of its interest to distribute the new product by registered letter within two months after the receipt of the registered letter from DIALPACK. If DISTRIBUTOR expresses no interest in distributing the new product, DIALPACK will be allowed to distribute it through other distribution channels, unless the existing business would be harmed by such arrangement.

9    Duration:

This Agreement will have effect on the day it is signed and will remain in force for a period of five (5) years for Catwalk products. Three (3) years for the "right of first refusal". The Agreement will be automatically extended for successive periods of one (1) year, unless DISTRIBUTOR or DIALPACK terminates the Agreement, giving 3 months notice before the end of each annual period by registered letter.

10   Termination:

10.1 DISTRIBUTOR has the right to terminate this Agreement at any time if:

o DIALPACK is declared bankrupt, in suspension of payments, liquidation or dissolution.

o DIALPACK distributes directly a similar product into the DISTRIBUTOR's market

10.2 DIALPACK has the right to terminate this Agreement at any time if:

o DISTRIBUTOR is declared bankrupt, in suspension of payments, liquidation or dissolution.

o DISTRIBUTOR fails to market and/or promote the product in the territory and does not take on the said activity within a period of 60 days after the request of DIALPACK to continue the said activity.

o DISTRIBUTOR fails to obtain, without due cause, the agreed minimum quantities as laid down in art. 5.5 of this Agreement o DISTRIBUTOR actively promotes, sells or distributes the product outside the territory

11   Liability:

11.1 DIALPACK shall indemnify and hold harmless DISTRIBUTOR and its affiliated companies, customers of DISTRIBUTOR, their officers, directors and employees from and against any and all claims, losses, damages, judgements, costs, awards, expenses (including reasonable attorneys' fees) and liabilities of every kind (collectively, "Losses") arising directly out of or resulting directly from any breach by DIALPACK of any of its warranties, guarantees, representations, obligations or convenants contained herein and shall be answerable to third parties for any damage, loss, complaint, action or detriment caused by the product as a result of defective manufacturing DIALPACK will meet the costs of any criminal or civil action resulting from these claims at his own expense.

11.2 DISTRIBUTOR shall be answerable to third parties for any damage, loss, complaint, action or detriment caused by the product as a result of grossly negligent of purposeful misrepresentation of the PRODUCT. DISTRIBUTOR will meet the costs of any criminal or civil action resulting from these claims at its own expense.

12   Right of First Refusal:

12.1 In the event that DIALPACK receives an offer to sell or determines to sell the PRODUCT, the PATENTS underlying the PRODUCT, and/or the shares or assets of DIALPACK, then it shall immediately notify DISTRIBUTOR in writing of the occurrence of this event. DISTRIBUTOR shall have the right to purchase the PRODUCT, the PANTENT underlying the PRODUCT and/or the shares or assets of DIALPACK at the same price and terms as has been offered to DIALPACK. DISTRIBUTOR shall notify DIALPACK of its intention to exercise this right of first refusal within 30 days of such offer. In the event that DISTRIBUTOR refuses the purchase and DIALPACK changes the price or terms in any way, it shall immediately re-offer the right of purchase to DISTRIBUTOR in accordance to the aforementioned terms.

13   Miscellaneous

13.1 Modifications to this Agreement and additional or different provisions are only valid if they have been accepted in writing by both parties.

13.2 Notifications and communications within the framework of this Agreement shall be made by registered letter to the address as mentioned in this Agreement. Parties will report immediately any change of address.

13.3 This Agreement contains the Agreement between DIALPACK and DISTRIBUTOR and will replace any other verbal or written Agreement relating to the above mentioned matter.

13.4 The nullity of a provision of this Agreement shall not have the result that the Agreement as a whole is void. In the place of the zero or invalid provisions a suitable regulation shall apply which approximates as closely as possible the intention of the parties and the economic result aimed for by the parties in a legally effective way.

13.5 The failure by a party to take any action in case of default relating to any provision of this Agreement by the other party or the allowing or toleration of a deviation from any provision of this Agreement shall not be considered to be a relinquishment of right.

13.6 Parties are not allowed to transfer rights included in this Agreement to third parties without written approval from the other party.

13.7 The English language of this Agreement shall be the only authentic text.

14   Force majeure:

14.1 Neither of the parties shall be held responsible for non-performance of its obligations in the event that this non-performance is a result of force major.

14.2 Force majeure shall be understood to mean any circumstance outside the will and control of the parties, whether or not foreseeable at the time of entering into the Agreement, as a result of which the fulfilment can not reasonably be demanded from that party, such as war, government measures, fire and other disruptions to the business, import or export bans, lack of raw materials, factory or transport disruption, strikes, lock out, quarantine, civil disturbance, extreme weather conditions...

14.3 In case of temporary force majeure the mutual obligations will be suspended until the hindrance is eliminated.

14.4 When force majeure persistently prevents fulfilment and lasts for more than 90 days, the Agreement shall end by right. Parties shall not have right to fulfilment, compensation or/and postponement.

14.5 If either of the parties would find itself in a situation of force majeure, it will immediately notify the other party.

15   Applicable law:

     This Agreement is governed by laws of Germany in force of signature thereof.

     Thus prepared in duplicate and signed on the 15th of November, 2001.



     For DIALPACK                                  For DISTRIBUTOR

     /s/Dietmar Rock                               /s/Wolfgang Schwarz
       Dietmar Rock                                   Wolfgang Schwarz





                                 END OF CONTRACT

ATTACHMENT I to the International Distribution Agreement

     PRODUCT DESCRIPTION:

     Product as defined in the agreement is: A dispenser with two accomodation compartments that have bottoms that support and reduce the volume of the accomodation compartment. The accomodation compartment contain a liquid medium of varied makeup and use ("filler"), for two different components of the medium to be dispensed, a mixing means connected to each outlet opening, a manually adjustable adjustment means by means of which the ratio of the components of the medium supplied to the mixing means can be adjusted, a dispenser nozzle for the medium to be dispensed by the dispenser which nozzle is connected to the mixing means, wherein the outlet openings are each connected to a discharge pump having a plunger, the outlets of which open into a common mixing line leading to the dispenser nozzle, and discharge pumps pivotally retained at guide rails supported at the container as pivotal operating levers for the plungers of the pumps.

     A product may consist of only the dispenser or the cartridge or the filler as the case may be.

  ------------------------------------------------------------------------------
                   ADDENDUM II - PRICES AND PAYMENT CONDITIONS

  ------------------------------------------------------------------------------
         DIALPACK - two-component dispenser with adjustable mixing ratio

                            2x75ml, 1ml pump release

..1.1.    Starterset


  ------------------------------------------------------------------------------
                                .1.1.1.  Quantity, Prices and Order Entry
  ------------------------------------------------------------------------------

                      .1.1.1.1.        Quantity        Price       Order Entry
                                                       per
                                                       piece in
                                                       DEM

  ------------------------------------------------------------------------------
  .1.1.1.2.
  Year 2001/2002

  ------------------------------------------------------------------------------
  1st   Order  -  empty   dispenser,
  w/o  cartridges                       100,000        3.20       31.12.2001

  ------------------------------------------------------------------------------
  1st Order - filled dispenser,          50,000
  w/o label and box -                                  7.00       31.12.2002
  "Sport resp.Lotion"

  ------------------------------------------------------------------------------
  2nd Order - empty dispenser,          100,000        3.90       30.04.2002
  w/o cartridges

  ------------------------------------------------------------------------------
  2nd Order - 2 empty cartridges        100,000        0.50       30.04.2002

  ------------------------------------------------------------------------------
  From 3rd, Order further-empty         400,000        0.50       30.04.2002
  dispenser, w/o cartridges
  ------------------------------------------------------------------------------
  From 3rd, Order further- 2 empty      400,000        4.41       31.12.2002
  cartridges
  ------------------------------------------------------------------------------
  Target - Quantity  Catwalk and        650,000
  Dialpack Products

  ------------------------------------------------------------------------------
     .1.1.1.3.
     Year 2003

  ------------------------------------------------------------------------------
  Target  empty dispenser,            1,000,000        3,20 -     25%  each
   w/o cartridges                                      3.60        quarter


  ------------------------------------------------------------------------------
  Target - empty cartridges           1,000,000        0.50 -
                                                       0.55
  ------------------------------------------------------------------------------
    .1.1.1.4.
    Year 2004

  ------------------------------------------------------------------------------
  Target - empty dispenser,           2,000,000         2.90 -     25% each
   w/o cartridges                                       3.60       quarter

  ------------------------------------------------------------------------------
  Target - 2 empty cartridges        2,000,000          0.45 -
                                                        0.50

  ------------------------------------------------------------------------------

     Additional charge for starterset packaging especially made for the customer on request (instruction leaflet, plastic outer box, etc)

..1.2. Payment conditions

     50% in advance after order entry, 50% 14 days after delivery Delivery ex works Kaufbeuren

           DIALPACK GmbH, Bergstrasse 2. D - 87600 Kaulbeuren, Germany